Exhibit 10.8

Final Terms dated 17 March 2010

LBG Capital No.2 plc
U.S.$407,578,000 7.875 per cent. Fixed Rate Dated Enhanced Capital Notes due 2020 (the “ECNs”)
under the £5,000,000,000 Enhanced Capital Note Programme
unconditionally and irrevocably guaranteed by

Lloyds TSB Bank plc

PART A — CONTRACTUAL TERMS

Terms used herein shall be deemed to be defined as such for the purposes of the Conditions (the “Conditions”) set forth in the Prospectus dated 1 December 2009 and the supplemental Prospectus dated 5 March 2010 (together, the “Prospectus”) which together constitute a base prospectus for the purposes of the Prospectus Directive (Directive 2003/71/EC) (the “Prospectus Directive”). This document constitutes the Final Terms of the ECNs described herein for the purposes of Article 5.4 of the Prospectus Directive and must be read in conjunction with such Prospectus. Full information on LBG Capital No.2 plc and Lloyds TSB Bank plc and the offer of the ECNs is only available on the basis of the combination of these Final Terms and the Prospectus. The Prospectus is available for viewing at, and copies may be obtained from, Lloyds TSB Bank plc at 25 Gresham Street, London EC2V 7HN.

1	Issuer:	LBG Capital No.2 plc
2	Guarantor:	Lloyds TSB Bank plc
3	(i) Series Number:	3
	(ii) Tranche Number:	1
4	Dated/Undated ECNs:	Dated ECNs
5	Specified Currency or Currencies:	U.S. dollars (“U.S.$”)
6	Aggregate Nominal Amount:
	(i) Series:	U.S.$407,578,000
	(ii) Tranche:	U.S.$407,578,000
7	(i) Specified Denominations:	U.S.$100,000 plus integral multiples of U.S.$1,000 in excess thereof up to and including U.S.$199,000. No ECNs in definitive form will be issued with a denomination above U.S.$199,000
	(ii) Calculation Amount:	U.S.$1,000
8	(i) Issue Date:	19 March 2010
	(ii) Interest Commencement Date:	Issue Date
9	Maturity Date:	19 March 2020
10	Interest Basis:	7.875 per cent. per annum Fixed Rate
(further particulars specified below)
11	Redemption/Payment Basis:	Redemption at par
12	Change of Interest or Redemption/Payment Basis:	Not Applicable
13	Call Options:	Redemption Due to Taxation and Redemption For Regulatory Purposes
(further particulars specified below)

14	Status of the ECNs:	Subordinated as described in Condition 3(b)
15	Status of the Guarantee:	Subordinated as described in Condition 4(b)
16	Method of distribution:	Non-syndicated
PROVISIONS RELATING TO INTEREST PAYABLE
17	Fixed Rate ECN Provisions	Applicable
	(i) Rates of Interest:	7.875 per cent. per annum payable semi-annually in arrear
	(ii) Interest Payment Dates:	19 March and 19 September in each year commencing on 19 September 2010
	(iii) Fixed Coupon Amounts:	U.S.$39.38 per Calculation Amount
	(iv) Day Count Fraction:	30/360
	(v) Determination Dates:	Not Applicable
	(vi) Other terms relating to the method of calculating interest for Fixed Rate ECNs:	Not Applicable
18	Floating Rate ECN Provisions	Not Applicable
19	Fixed/Floating Rate ECN Provisions	Not Applicable
PROVISIONS RELATING TO CONVERSION
20	Conversion Price	GBP 0.592093
(subject to adjustment as provided in the Deed Poll)
PROVISIONS RELATING TO REDEMPTION
21	Issuer Call Option	Not Applicable
22	Redemption Due to Taxation	Applicable
	Tax Event Redemption Price:	U.S.$1,000 per Calculation Amount
23	Redemption For Regulatory Purposes	Applicable
	Capital Disqualification Event Redemption Price:	U.S.$1,000 per Calculation Amount
24	Make Whole Redemption Price	Not Applicable
25	Final Redemption Amount	U.S.$1,000 per Calculation Amount
GENERAL PROVISIONS APPLICABLE TO THE NOTES
26	Form of ECNs:	Bearer ECNs:
Temporary Global Note exchangeable for a Permanent Global Note which is exchangeable for Definitive Notes in the limited circumstances specified in the Permanent Global Note
27	Financial Centre(s) or other special provisions relating to payment dates:	New York and London
28	Talons for future Coupons or Receipts to be attached to Definitive Notes (and dates	No

on which such Talons mature):
29	Redenomination, renominalisation and reconventioning provisions:	Not Applicable
30	Consolidation provisions:	Not Applicable
31	Additional U.S. Federal Tax Considerations:	Not Applicable
32	Other final terms:	Not Applicable
DISTRIBUTION
33	(i) If syndicated, names of Managers:	Not Applicable
	(ii) Stabilising Manager(s) (if any):	Not Applicable
34	If non-syndicated, name of Dealer:	Lloyds TSB Bank plc (acting through Lloyds TSB Corporate Markets)
35	U.S. Selling Restrictions:	Reg S Category 2; TEFRA D
36	Additional selling restrictions:	Not Applicable

LISTING AND ADMISSION TO TRADING APPLICATION

These Final Terms comprise the final terms required for issue and admission to trading of the ECNs described herein pursuant to the £5,000,000,000 Enhanced Capital Note Programme of LBG Capital No.1 plc and LBG Capital No.2 plc.

RESPONSIBILITY OF THE ISSUER

LBG Capital No.2 plc accepts responsibility for the information contained in these Final Terms.

Signed on behalf of LBG Capital No.2 plc:
By: .................................................
Duly authorised

RESPONSIBILITY OF THE GUARANTOR

Lloyds TSB Bank plc accepts responsibility for the information contained in these Final Terms.

Signed on behalf of Lloyds TSB Bank plc:
By: .................................................
Duly authorised

PART B — OTHER INFORMATION

1	LISTING
	(i) Listing:	London
	(ii) Admission to trading:	Application has been made for the ECNs to be admitted to trading on the regulated market of the London Stock Exchange with effect from 19 March 2010
	(iii) Estimate of total expenses related to admission to trading:	£4,200
	(iv) Listing Agent:	The Bank of New York Mellon
2	RATINGS
	Ratings:	The ECNs to be issued are expected to be rated:
Fitch: BB
S&P: BB
3	NOTIFICATION
Not Applicable
4	INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE OFFER
So far as LBG Capital No.2 plc is aware, no person involved in the offer of the ECNs has an interest material to the offer.
5	REASONS FOR THE OFFER, ESTIMATED NET PROCEEDS AND TOTAL EXPENSES
(i) Reasons for the offer:
The ECNs have been issued in exchange for and cancellation of JPY 20,000,000,000 8.07 per cent. ECNs due 2020 (ISIN XS0459091152) and JPY 17,000,000,000 6.75 per cent. ECNs due 2020 (ISIN XS0459091319)

	(ii) Estimated net proceeds:	Not Applicable
	(iii) Estimated total expenses:	Not Applicable
6	OPERATIONAL INFORMATION
	ISIN Code:	XS0496068429
	Common Code:	049606842
	Any clearing system(s) other than Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme (including the Depository Trust Company) and the relevant identification number(s):	Not Applicable
	Delivery:	Delivery versus payment
	Names and addresses of additional Paying Agent(s) (if any):	Not Applicable